UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2006

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 8, 2006, Arbinet-thexchange, Inc. (the “Company”) issued a press release announcing the resignation of John J. Roberts as Chief Financial Officer of the Company, effective June 16, 2006, and the appointment of Peter F. Pastorelle to the position of Chief Accounting Officer, effective May 5, 2006. There is no disagreement between the Company and Mr. Roberts. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Pastorelle, age 47, has been Vice President of Finance for the Company since February 2000. From July 1997 through February 2000, he served as Vice President of Finance of Premiere Technologies, a provider of outsourced document automation, where he held a number of management positions including Corporate Controller of Xpedite Systems Inc., formerly an independent public company that was purchased by Premiere. From July 1986 to July 1997, he served in various financial roles of increasing responsibility at MacAndrews & Forbes Holdings, Inc., a diversified holding company with investments in an array of public and private companies. Prior to that, Mr. Pastorelle served in various positions at KPMG LLP. He received a B.S. degree from Syracuse University.

The Company entered into a letter agreement with Mr. Pastorelle dated January 31, 2000. Mr. Pastorelle currently receives an annual base salary of $160,000, subject to an annual increase upon review by the Company’s Board of Directors. Mr. Pastorelle is also eligible for a bonus based upon the achievement of assigned performance goals and subject to the approval of the Board of Directors. Under the terms of Mr. Pastorelle’s employment letter, either he or the Company may terminate the employment relationship at any time, without notice.

Mr. Pastorelle has also entered into the Company’s standard nondisclosure agreement, which provides for protection of the Company’s confidential information.

There is no arrangement or understanding between Mr. Pastorelle and any other person pursuant to which he was elected as an officer of the Company nor does Mr. Pastorelle have a family relationship with any director, executive officer or person nominated as such.

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Pastorelle, or members of his immediate family, had or will have a direct or indirect material interest, other than his employment arrangements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Arbinet-thexchange, Inc. dated May 8, 2006.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

Date: May 8, 2006

By: /s/ Chi K. Eng

Name: Chi K. Eng

Title: General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Arbinet-thexchange, Inc. dated May 8, 2006.*

*	Filed herewith.